American Water Star Receives Notice of
           Non-Compliance from AMEX

LAS VEGAS, NV - (BUSINESS WIRE) - November 30, 2005 - American Water Star, Inc. (AMEX: AMW-News), today announced that it has received notice from AMEX that it does not meet certain of the Exchange's continued listing standards as set forth in Part 10 of the AMEX's Company Guide, specifically
Section 1003(a)(iv), because it appears that AMW's financial conditions is such that, in the opinion of the Exchange, it is questionable as to whether AMW will be able to continue operations and/or meet its obligations as they mature. However, AMW's listing is being continued pursuant to an extension granted upon the acceptance of its plan (rectifying its deficiency). AMW plans to submit a plan to AMEX on or before December 23, 2005 advising the Exchange of action it has taken, or will take, that would bring it into compliance by February 23, 2006.

Additionally, AMW has triggered another deficiency under AMEX's Company Guide Sections 134 and 1101 due to AMW not filing its quarterly report on Form 10-QSB for the period ended September 30, 2005. AMEX has notified AMW about this deficiency and AMW plans to file itsForm 10-QSB on or before December 9, 2005 or submit a plan to AMEX detailing AMW's plans to rectify this deficiency by January 5, 2005.

About: American Water Star, Inc.:

American Water Star, Inc. ("AMW") is a publicly traded company and is engaged in the beverage bottling industry. Its product brands are licensed and developed in-house, and bottled in strategic locations throughout the United States. AMW's beverage products are sold by the truckload, principally to distributors, who sell to retail stores, corner grocery stores, convenience stores, schools and other outlets.

At AMW, we believe our great-tasting, new zero sugar; zero calorie flavored water beverages have positioned us to capture a large share of the market for healthy flavored waters. Our product line consists of three branded beverages: Geyser Sport; Geyser Fruit; and Geyser Fruta.
Geyser Sport is a sugar-free, calorie-free, carb-free fruit flavored beverages fortified with vitamins and calcium, offered in eight different fruit flavors. Geyser Fruit is a non-carbonated water with a low sugar content, also offered in eight different flavors. Geyser Fruta is targeted to the Hispanic market and includes authentic Latin flavored beverages.

Forward-Looking Statements:

This press release may contain statements that constitute `forward-looking statements" as defined under US. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "establish," "project" and similar expressions identfy forward- looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to d(fer materially from our historical experience and our present expectations or projections. These risks include, but are not limited to, our ability to meet our working capital needs to continue operations; management ability to seek additional funding or potential merger and acquisition candidates; any additional work that may be required for our financial statement preparation of our 2005 third quarter report; AMEX's acceptance of our proposed plans regaining compliance; the actual amount of annual sales ofAMW water; changes in economic conditions; changes in the non-alcoholic beverages business environment, including actions of competitors and changes in consumer preferences; our ability to capture market share; the effectiveness of our advertising and marketing programs; fluctuations in the cost and availability of raw materials or necessary services, our ability to avoid production output disruptions; our ability to achieve earnings goals, regulatory and legal changes; our ability to penetrate developing and emerging markets; litigation uncertainties, and other risks discussed in our filings with the SEC, including our Annual Report on Form ]O-KSB, Quarterly Reports on Form 1O-QSB, and Current Reports on Form 8-K, which reports are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.
We undertake no obligation to publicly update or revise any forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

Redwood Consultants, LLC
Jens Dalsgaard, 415-884-0348